TONY BAGLIORE CONCRETE, INC.
Balance Sheets
As of March 31, 2017 (Unaudited) and December 31, 2016

	2017 (Unaudited)	2016 (Audited)
Assets		
Current Assets		
Cash and Cash Equivalents	$ 181,389	$ 128,997
Contracts Receivables	5,117,105	5,405,906
Other Receivable	8,475	8,550
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	4,943	111,608
Total Current Assets	5,311,912	5,655,061
Total Property and Equipment, Net	1,732,113	1,836,441
Total Assets	$ 7,044,025	$ 7,491,502
Liabilities and Members' Equity		
Current Liabilities		
Line of Credit with Bank	$ 575,000	$ -
Accounts Payable	1,855,860	2,748,285
Accrued Liabilities	83,992	60,222
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	1,184,211	1,027,211
Current Portion of Long-Term Debt	361,413	373,351
Total Current Liabilities	4,060,476	4,209,069
Long-Term Liabilities		
Shareholder Loan	170,000	170,000
Notes Payable-Net of Current Portion	545,040	623,249
Total Long-Term Liabilities	715,040	793,249
Total Liabilities	4,775,516	5,002,318
Shareholders' Equity		
Capital Stock (Par Value $100, 100 Shares Authorized and outstanding)	10,000	10,000
Additional Paid-In Capital	33,000	33,000
Retained Earnings	2,225,509	2,446,184
Total Shareholders' Equity	2,268,509	2,489,184
Total Liabilities and Members' Equity	$ 7,044,025	$ 7,491,502

See accompanying notes to these financial statements.

TONY BAGLIORE CONCRETE, INC.
Statements of Operations (Unaudited)
For the Three Months Ended March 31, 2017 and 2016

		2017		2016
Contract Revenues Earned	$	5,177,084	$	7,449,134
Costs of Contract Revenues		5,171,548		6,931,676
Gross Profit On Contracts		5,536		517,458
General and Administrative Expenses		266,498		244,450
(Loss) Income from Operations		(260,963)		273,008
Other Income (Expense)				
Other Income		2,400		-
Interest Expense		(8,471)		(11,642)
Total Other Income (Expenses), Net		(6,071)		(11,642)
Net (Loss) Income	$	(267,034)	$	261,366

See accompanying notes to these financial statements.

TONY BAGLIORE CONCRETE, INC.
Statements of Changes in Shareholders' Equity (Unaudited)
For the Three Months Ended March 31, 2017 and 2016

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Shareholders' Equity
Balance, January 1, 2016	$ 10,000	$ 33,000	$ 2,222,276	$ 2,265,276
Distributions	-	-	(197,623)	(197,623)
Net Income	-	-	261,366	261,366
Balance, March 31, 2016	$ 10,000	$ 33,000	$ 2,286,019	$ 2,329,019
Balance, January 1, 2017	$ 10,000	$ 33,000	$ 2,446,183	$ 2,489,183
Contributions	-	-	46,360	46,360
Net Income	-	-	(267,034)	(267,034)
Balance, March 31, 2017	$ 10,000	$ 33,000	$ 2,225,509	$ 2,268,509

See accompanying notes to these financial.

TONY BAGLIORE CONCRETE, INC.
Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2017 and 2016

	2017	2016
Cash Flows from Operating Activities		
Net Income	$ (267,034)	$ 261,366
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities		
Depreciation and Amortization	104,328	106,811
(Increase) Decrease in		
Contract Receivables	288,801	(2,848,742)
Prepaid Expenses	-	14,798
Other Receivables	75	5,512
Cost and Estimated Earnings in Excess of Billing on Uncompleted Contracts	106,665	44,456
Increase (Decrease) in		
Accounts Payable	(892,425)	1,347,558
Accrued Liabilities	23,770	11,604
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	157,000	897,119
Net Cash Used by Operating Activities	(478,820)	(159,518)
Cash Flows from Investing Activities		
Purchase of Property and Equipment	-	(103,463)
Net Cash Used in Investing Activities	-	(103,463)
Cash Flows from Financing Activities		
Line of Credit - Net Change	575,000	-
Principal Payments on Long-Term Debt	(90,147)	(61,015)
Borrowings from Long-Term Debt	-	2,281
Contributions from Shareholders	46,359	-
Distributions to Shareholders	-	(197,624)
Net Cash Provided (Used) in Financing Activities	531,212	(256,358)
Net Change in Cash and Cash Equivalents	52,392	(519,339)
Cash and Cash Equivalents, Beginning of Year	128,997	1,070,870
Cash and Cash Equivalents, End of Year	$ 181,389	$ 551,531
Supplemental Cash Flow Information		
Interest Expense	$ 55,154	$ 63,912

See accompanying notes to these financial statements.

Note 1. Nature of Business

Nature of Business

Tony Bagliore Concrete, Inc. (the Company) is a specialized trade contractor. The Company primarily performs concrete related site preparation and repair for commercial customers throughout the Central Texas area.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Financial Statement Classification

As it relates to long-term construction contracts, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. These assets and liabilities will be liquidated in the normal course of contract completion, which may extend beyond one year.

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Please refer to section use of estimates regarding uncertainties in estimating costs.

Contract costs include all direct material and labor costs as well as those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.

Note 2. Summary of Significant Accounting Policies (Continued)

Contracts Receivable

Contracts receivable are recorded when invoices are issued. The Company provides an allowance for doubtful accounts when collection of an account is considered doubtful; and receivable are written off against the allowance when deemed uncollectible. Inherent in the assessment of the allowance for doubtful accounts are certain judgements and estimates including, among others, customer's willingness or ability to pay, general economic and market conditions and ongoing relationship with the customer. The Company believes no allowance for doubtful accounts was necessary at March 31, 2017 (Unaudited) and December 31, 2016.

Impairment of Long-Lived Assets

The Company review long-lived assets for impairment whenever events or circumstances indicated that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. As of March 31, 2017 (Unaudited) and December 31, 2016, there were no impairment losses recognized for long-lived assets.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares.

Accounting principles generally accepted in the United States of America provide accounting and disclosure guidance about positions taken by an entity in its tax returns that might be uncertain. The Company believes that it has appropriate support for any tax positions taken, and as such, does not have any uncertain tax positions that are material to the financial statements.

Contract Retainage

Many of the contracts under which the Company performs work contain retainage provisions. Retainage refers to that portion of billings made by the Company but held off payment by the customer pending satisfactory completion of the project. Unless reserved, the Company assumes that all amounts retained by customers under such provision are fully collectible. Retainage on active contracts is classified as a current asset regardless of the term of the contract. Retainage is generally collected within one year of the completion of a contract.

Note 2. Summary of Significant Accounting Policies (Continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which relates to the total estimated costs of uncomplete contracts. Management reevaluates all of its estimates and judgments on an on-going basis. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense totaled approximately $1,750 and $4,171 for the three months ended March 31, 2017 and 2016 (Unaudited), respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with insignificant interest rate risk purchased with a maturity of three months or less to be cash equivalents. In the normal course of business, the Company may maintain cash held at financial institutions in excess of the insured limit of $250,000, however, as of the balance sheets date the Company had no cash held in excess of the insured limit.

Property and Equipment

Property and equipment are carried at cost. Repairs and maintenance are charged to cost of construction or general and administrative expenses. Renewals and betterments, which add significantly to the utility or useful life of the asset, are capitalized. Upon retirement or disposition of assets, related gains or losses are reflected in operations.

Depreciation for financial statement purposes is calculated using the straight-line method based on the following range of estimated useful lives:

Building and Improvements	39 years
Office Furniture and Equipment	5 - 7 years
Vehicles and Equipment	5 - 7 years

Depreciation expense for the three months ended March 31, 2017 and 2016 (Unaudited) was $104,328 and $106,811, of which $101,931 and $104,092, respectively, is included in cost of contract revenues and the remaining amount is included in general and administrative expenses.

Note 2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standard Board issued Accounting Standards Update (ASU) 2014-09, *Revenue from Contracts with Customers (Topic 606)* which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in the year ending December 31, 2019, through early adoption is permitted. The new revenue standard may be applied retrospectively as of the date of adoption. Management is currently evaluating the impact of adopting the new revenue standard on its financial statements.

In January 2016, the FASB issued ASU 2016-02, *Leases (Topic 842)*. ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from leases classified as financing or operating leases. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12-months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for financial statements issued for annual periods beginning after December 15, 2019. Management is currently evaluating the impact ASU 2016-02 will have on the financial statements.

Note 3. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of contracts receivable and accounts payable. For the three months ended March 31, 2017 (Unaudited), four customers accounted for approximately 67% of contract revenues and three customers accounted for approximately 61% of contact receivables. For the year ended December 31, 2016, four customers accounted for approximately 52% of contract revenues and three customers accounted for approximately 59% of contact receivables. If the financial condition or operations of these customers deteriorate substantially, the Company's operating results could be adversely affected.

The Company purchases concrete materials from several suppliers. For the three months ended March 31, 2017 (Unaudited), one supplier accounted for approximately 50% of material purchases and 56% of accounts payable. For the year ended December 31, 2016, one supplier accounted for approximately 50% of material purchases and 42% of accounts payable. Management believes the loss of this major supplier could, in the short-term, have an adverse effect on its operations.

Note 4. Contracts Receivable

Contracts receivable consisted of the following at March 31, 2017 (Unaudited) and December 31, 2016:

		2017		2016
Contract Receivables	$	3,144,274	$	3,327,524
Retainage		1,972,831		2,078,382
Total	$	5,117,105	$	5,405,906

Note 5. Line of Credit

The Company has a $750,000 revolving line of credit with Extraco, N.A to facilitate working capital needs. The line of credit is secured by substantially all assets held by the Company, and is personally guaranteed by the shareholders. The line of credit bears interest at a rate of 5.0% as of March 31, 2017 (Unaudited) and December 31, 2016. Interest payments are due monthly with all outstanding principal and interest due June 9, 2017. The line of credit was not renewed. The unused balance of the credit line was $175,000 as of March 31, 2017 (Unaudited) and $750,000 as of December 31, 2016.

Note 6. Property and Equipment

Property and equipment at March 31, 2017 (Unaudited) and December 31, 2016 is summarized below:

		2017		2016
Construction Equipment	$	2,999,199	$	2,999,199
Computers and Software		53,551		53,551
Furniture and Fixtures, and Leasehold Improvements		115,506		115,506
		3,168,256		3,168,256
Less: Accumulated Depreciation		(1,565,535)		(1,461,207)
		1,602,721		1,707,049
Land and Improvement		129,392		129,392
Total	$	1,732,113	$	1,836,441

Note 7. Costs and Estimated Earnings on Uncompleted Contracts

Costs incurred and estimated earnings on uncompleted contracts at March 31, 2017 (Unaudited) and December 31, 2016 were as follows:

		2017		2016
Costs Incurred on Uncompleted Contracts	$	**20,345,356**	$	21,219,142
Estimated Earnings on Uncompleted Contracts		**2,683,398**		3,171,815
		23,028,754		24,390,957
Less: Billings to Date		**(24,208,022)**		(25,306,260)
Total	$	**(1,179,268)**	$	(915,303)

Included in the accompanying balance sheets under the following captions:

		2017		2016
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$	**4,943**	$	111,608
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts		**(1,184,211)**		(1,027,211)
Total	$	**(1,179,268)**	$	(915,603)

Note 8. Debt

Long-term debt as of March 31, 2017 (Unaudited) and December 31, 2016 consisted of the following:

		2017		2016
Line of Credit; refer to Note 5	$	**575,000**	$	-
Notes payable to various financial institutions; secured by equipment, vehicles, and real estate, and a personal guaranty of a shareholder; due in monthly installments totaling $36,193; including interest at rates ranging from 0% to 7.40%, with maturity dates ranging from 2017 to 2021.		**906,453**		996,600
Less Current Maturities		**(361,413)**		(373,351)
Long-Term Debt	$	**545,040**	$	623,249

Note 8. Debt (Continued)

Notes payable and line of credit balance was paid off as part of the stock purchase agreement in April 2017.

Maturities of long-term debt as of March 31, 2017 (Unaudited) are as follow:

Year Ending December 31,	Amount
2017	$ 283,204
2018	329,187
2019	200,122
2020	42,694
2021	17,655
Thereafter	33,591
Total	$ 906,453

Note 9. Related Party Transactions

The Company has a shareholder loan in the amount of $170,000 as of March 31, 2017 (Unaudited). Repayment terms for this loan have not been established.

Note 10. Retirement Plan

The Company has a 401k Plan (the Plan) covering substantially all eligible employees. Under the Plan, eligible employees may elect to defer a percentage of their salary subject to Internal Revenue Code limits. Employer contributions are discretionary. The Company has elected to match employee contributions up to 3% of the employee's annual salary. For the three month's ended March 31, 2017 and 2016 (Unaudited), the Company contributed approximately $17,777 and $15,009 to the Plan, respectively.

Note 11. Leasing Commitments

Operating Lease-Lessor

In July 2016, the Company began leasing a rental property in Jarrell, Texas to an unrelated tenant. The lease expires on December 31, 2017 and has a current monthly lease payment of $800. Total rental income for the three months ended March 31, 2017 and 2016 (Unaudited) was $2400 and $-0, respectively.

Note 11. Leasing Commitments (Continued)

Operating Lease-Related Party

On September 1, 2016, the Company began leasing office and yard space in Jarrell, Texas from a related party. The lease expires on August 31, 2020 and has a current monthly lease payment of $9,000. Total rent expense for the three months ended March 31, 2017 and 2016 (Unaudited) was $27,000 and $-0, respectively.

The minimum future lease payments under operating leases at March 31, 2017 (Unaudited) are as follows:

Year Ending December 31,		Amount
2017	$	81,000
2018		108,000
2019		108,000
2020		27,000
Total	$	324,000

Note 12. Subsequent Events

The Company has evaluated subsequent events through June 22, 2017, the date that the financial statements were available to be issued, in accordance with Accounting Standard Codification 855. No other subsequent events occurring after this date have been evaluated for inclusion in these financial statements. Management has determined that the following subsequent event merits disclosure for a fair presentation:

On April 9, 2017, The Company was acquired by T.A.S. Commercial Concrete Construction, LLC, a wholly owned subsidiary of Orion Group Holdings, Inc. (Orion) upon the execution of a Stock Purchase Agreement (the Purchase Agreement) for 100% of the authorized, issued, and outstanding shares of the Company.

Under the terms of, and subject to the conditions, set forth in the Purchase Agreement, the total aggregate consideration paid by Orion to the Company's shareholders was cash consideration of $6,000,000. If certain target considerations are met in future periods, an additional $2,000,000 will become payable to the shareholders.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnities, including certain post-closing covenants with respect to confidentiality, indemnification, an indemnity escrow agreement, and a working capital reconciliation.